UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022, Clean Harbors, Inc. (the “Company”) entered into offer letters with Michael L. Battles, currently the Company’s Executive Vice President and Chief Financial Officer, Eric W. Gerstenberg, currently the Company’s Executive Vice President and Chief Operating Officer, and Alan S. McKim, currently the Company’s Chairman of the Board, President and Chief Executive Officer. Under the accepted offer letters, Mr. Battles and Mr. Gerstenberg will, effective on March 31, 2023 (the “Effective Date”), be promoted to the Company’s Co-Chief Executive Officers and Co-Presidents to succeed founder and Chief Executive Officer, Alan S. McKim, and Mr. McKim will become the Company’s Executive Chairman of the Board and Chief Technology Officer. In their respective capacities as the Company’s Co-Chief Executive Officers and Co-Presidents, Mr. Battles and Mr. Gerstenberg will share the authorities and responsibilities of the Company’s Chief Executive Officer. In his capacity as Executive Chairman of the Board and Chief Technology Officer, Mr. McKim will continue to lead the Company’s major merger and acquisition activities, as well as the Company’s technology initiatives.

As of the Effective Date, the base salary for each of Messrs. Battles and Gerstenberg will be increased to $900,000 annually ($37,500 paid semi-monthly) from their respective base salaries for 2022, which are $540,000 for Mr. Battles and $625,000 for Mr. Gerstenberg. In addition, each of Messrs. Battles and Gerstenberg will be eligible to continue to participate in the Company’s:
(i)    Management Incentive Plan (“MIP”), with a cash bonus target opportunity of 150% of their base salary (determined, with respect to all of fiscal 2023, by reference to the base salary described above, notwithstanding the March 31, 2023 effective time of such base salary); and
(ii)    Key Employee Long-Term Incentive Program (“LTEIP”) and time-based restricted stock program under the Company’s 2020 Stock Incentive Plan. For 2023, each of them will receive performance shares having a grant date market value of 85% of their base salary and time-vesting shares having a grant date market value equal to 285% of their base salary. The performance shares will vest only to the extent that the Company achieves certain performance goals established on an annual basis by the Compensation Committee of the Company’s Board of Directors (which for 2023 are based on the Company’s Adjusted EBITDA Margin and Adjusted Return on Invested Capital) and then vest over a five-period from the grant date based on continued employment, and the time-vesting shares will vest over a five-year period from the grant date contingent on continued employment.
As of the Effective Date, Mr. McKim’s base salary will be reduced to $900,000 annually ($37,500 paid semi-monthly) from $1,265,000 for 2022, and Mr. McKim will continue to be eligible to participate in the Company’s MIP with a cash bonus target opportunity equal to 150% of his base salary. However, Mr. McKim will not receive any restricted share awards for 2023 under the Company’s Key Employee LTEIP and, as has also been true for all prior years, he will not receive any time vesting shares under the Company’s 2020 Stock Incentive Plan.

In connection with their accepted offer letters, each of Messrs. Battles and Gerstenberg entered into amended and restated severance agreements and related confidentiality and non-competition agreements. Under such agreements, each of them would, if their respective employment were terminated on or after the Effective Date for reasons other than voluntary withdrawal or cause or, under certain circumstances based on a change of control of the Company, potentially be eligible to receive certain benefits provided they comply with the terms thereof in the future. The terms of such agreements are substantially similar to those of their respective existing severance agreements and related confidentiality and non-competition agreements with the Company, except that the amended and restated severance agreement for Mr. Battles provides that if his employment is terminated on or after the Effective Date for reasons other than voluntary withdrawal or cause or, under certain circumstances, based on a change of control of the Company, he will potentially be able to receive severance benefits equal to up to 24 months (as opposed to up to 12 months), as is true for Mr. Gerstenberg under both his existing and his amended and restated severance agreement.

Mr. McKim is not now party to any severance agreement with the Company, and his accepted offer letter does not provide for any such agreement or right to potentially receive severance benefits thereunder.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

10.59*	Michael Battles accepted offer letter dated November 1, 2022

10.60*	Severance Agreement dated as of November 1, 2022 between Michael Battles and the Company

10.61*	Eric Gerstenberg accepted offer letter dated November 1, 2022

10.62*	Severance Agreement dated as of November 1, 2022 between Eric Gerstenberg and the Company

10.63*	Alan McKim accepted offer letter dated November 1, 2022

99.1
Press Release of the Company, dated November 2, 2022, announcing the appointment, effective as of March 31, 2023, of Michael Battles and Eric Gerstenberg as the Company’s Co-Chief Executive Officers to succeed Founder and CEO Alan S. McKim

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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*A “management contract or compensation plan or arrangement” filed as an exhibit to this report pursuant to Item 5.02 of Form 8-K and Item 6.01(b)(10)(iii) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

November 2, 2022	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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